Exhibit 99.1

FOR IMMEDIATE RELEASE

GMS REPORTS THIRD QUARTER FISCAL 2020 RESULTS

Net Sales of $761.4 million up 5.2%; Organic Net Sales up 3.8%

Reported Net Income of $10.9 Million, or $0.25 per Diluted Share, up 87.1%

Adjusted Net Income of $22.2 Million, or $0.52 per Diluted Share, up 28.2%

Adjusted EBITDA of $62.7 million, or 8.2% of net sales, up 5.0%

Tucker, Georgia, March 5, 2020. GMS Inc. (NYSE:GMS), a leading North American specialty distributor of interior building products, today reported financial results for the third quarter of fiscal 2020 ended January 31, 2020.

Third Quarter Fiscal 2020 Highlights

•	Net sales of $761.4 million increased 5.2% from $723.9 million in the third quarter of the prior fiscal year. Organic net sales increased 3.8% year over year.

•	Reported net income of $10.9 million, or $0.25 per diluted share, compared to $5.8 million, or $0.14 per diluted share, in the third quarter of the prior fiscal year.

•	Adjusted net income of $22.2 million, or $0.52 per diluted share, compared to $17.3 million, or $0.41 per diluted share, in the third quarter of the prior fiscal year.

•	Adjusted EBITDA of $62.7 million, or 8.2% of net sales, compared to Adjusted EBITDA of $59.7 million, or 8.2% of net sales, in the third quarter of the prior fiscal year.

•	The company completed one acquisition and two greenfield location openings during the third quarter of fiscal 2020.

•	Net leverage was reduced to 3.3 times as of the end of the third quarter of fiscal 2020 from 3.5 times as of the end of the second quarter of fiscal 2020.

•	Cash provided by operating activities and free cash flow for the third quarter of fiscal 2020 totaled $65.4 million and $59.2 million, respectively, representing increases of 9.5% and 6.6%, respectively, from the third quarter of fiscal 2019.

•	Cash provided by operating activities and free cash flow for the first nine months of fiscal 2020 totaled $135.4 million and $114.5 million, respectively, representing increases of 28.4% and 24.4%, respectively, from the first nine months of fiscal 2019.

“GMS’s third quarter results demonstrate our team’s momentum and effective execution and we remain focused on our strategic priorities in order to further capitalize on the growth opportunities in our industry,” said John C. Turner, Jr., President and Chief Executive Officer. “We generated robust volume growth across all product groups, expanded gross margin and delivered higher net income and Adjusted EBITDA. We were pleased to complete another acquisition and additional greenfield openings during the quarter, as we continue to pursue prudent geographic and market share expansion. At the same time, we continued to utilize our strong cash from operations and free cash flow to further reduce debt. Conditions in our construction end markets presently remain favorable in the United States, and we are encouraged by signs of stabilization in Canada. As we look forward, we remain optimistic in our market position and ability to create long-term value for our shareholders.”

Third Quarter Fiscal 2020 Results

Net sales for the third quarter of fiscal 2020 of $761.4 million were up 5.2%, or 3.8% on an organic basis, compared to $723.9 million for the third quarter of the prior fiscal year.

•	Wallboard sales of $314.4 million increased 5.7% (4.6% on an organic basis) compared to the third quarter of fiscal 2019, driven primarily by higher organic volumes and acquisitions, partially offset by lower pricing/mix.

•	Ceilings sales of $112.8 million increased 7.2% (4.7% on an organic basis) compared to the third quarter of fiscal 2019, primarily due to higher organic volumes and acquisitions, as well as higher pricing/mix.

•	Steel framing sales of $118.8 million increased 1.2% (flat on an organic basis) compared to the third quarter of fiscal 2019, driven by higher organic volumes and acquisitions, mostly offset by lower pricing/mix.

•	Other product sales of $215.4 million increased 5.6% (4.5% on an organic basis) compared to the third quarter of fiscal 2019, due to higher organic growth and acquisitions.

Gross profit of $253.5 million increased 8.2% from $234.2 million in the third quarter of fiscal 2019. Gross margin of 33.3% increased 90 basis points from 32.4% a year ago primarily due to favorable price-cost dynamics resulting from both higher volume purchases in multiple product groups and other purchasing initiatives. Acquisition-related purchasing synergies and mix also contributed to gross margin improvement.

Selling, general and administrative (SG&A) expense as a percentage of net sales was 25.4% for the quarter compared to 24.6% in the third quarter of fiscal 2019.  Adjusted SG&A expense as a percentage of net sales was 25.2% compared to 24.2% in the prior year quarter. The 100 basis point increase in Adjusted SG&A as a percentage of sales resulted from the continuation of year-over-year declines in the selling prices of certain of our products and continuing inflationary cost pressures.  In addition, the Company continued to make ongoing investments in greenfield locations and business initiatives intended to grow sales, leverage scale and drive profitability.

Net income of $10.9 million, or $0.25 per diluted share, compared to $5.8 million, or $0.14 per diluted share, in the third quarter of fiscal 2019. Adjusted net income of $22.2 million, or $0.52 per diluted share, compared to $17.3 million, or $0.41 per diluted share, in the third quarter of fiscal 2019. Adjusted EBITDA of $62.7 million increased 5.0% year over year and represented an Adjusted EBITDA margin of 8.2%.

Balance Sheet

As of January 31, 2020, the Company had cash of $40.9 million and total debt of $1.07 billion, compared to cash of $36.3 million and total debt of $1.10 billion, as of October 31, 2019.

During the third fiscal quarter, the Company reduced its net debt by $35.7 million and net leverage was 3.3 times as of the end of the quarter compared to 3.5 times as of the end of the second quarter of fiscal 2020.

Platform Expansion Activity

During the third quarter of fiscal 2020, the Company completed the previously announced acquisition of Rigney Building Supplies LTD. in Kingston, Ontario and opened two greenfield locations in Cambridge, Ontario and Austin, Texas. Subsequent to the end of the third quarter, the Company also completed the previously announced acquisition of Trowel Trades Supply, Inc., a single-location distributor based in Colchester, Vermont.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the third quarter ended January 31, 2020 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, March 5, 2020. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through April 5, 2020 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13699024.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 260 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and the economy generally, strategic initiatives and growth potential across the Company’s business and the ability to deliver growth and value creation contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of March 5, 2020. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to March 5, 2020.

Source: GMS Inc.

Contact Information:

Investors:

Leslie H. Kratcoski

ir@gms.com

770-723-3306

Media:

marketing@gms.com

770-723-3378

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Net sales	$761,352	$723,902	$2,470,457	$2,335,883
Cost of sales (exclusive of depreciation and amortization shown separately below)	507,879	489,676	1,658,837	1,588,691
Gross profit	253,473	234,226	811,620	747,192
Operating expenses:
Selling, general and administrative	193,384	178,180	588,472	548,883
Depreciation and amortization	29,422	30,220	88,215	87,329
Total operating expenses	222,806	208,400	676,687	636,212
Operating income	30,667	25,826	134,933	110,980
Other (expense) income:
Interest expense	(16,474)	(19,526)	(52,310)	(54,896)
Change in fair value of financial instruments	—	—	—	(6,395)
Write-off of debt discount and deferred financing fees	—	—	(707)	—
Other (expense) income, net	(498)	957	1,254	2,025
Total other expense, net	(16,972)	(18,569)	(51,763)	(59,266)
Income before taxes	13,695	7,257	83,170	51,714
Provision for income taxes	2,816	1,442	18,333	12,337
Net income	$10,879	$5,815	$64,837	$39,377
Weighted average common shares outstanding:
Basic	42,223	40,912	41,663	41,053
Diluted	42,949	41,371	42,401	41,789
Net income per common share(1):
Basic	$0.26	$0.14	$1.55	$0.94
Diluted	$0.25	$0.14	$1.52	$0.92

(1) The following table sets forth the computation of basic and diluted earnings per share of common stock for periods presented:

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net income	$10,879	$5,815	$64,837	$39,377
Less: Net income allocated to participating securities	—	156	273	940
Net income attributable to common stockholders	$10,879	$5,659	$64,564	$38,437
Basic earnings per common share:
Basic weighted average common shares outstanding	42,223	40,912	41,663	41,053
Basic earnings per common share	$0.26	$0.14	$1.55	$0.94
Diluted earnings per common share:
Basic weighted average common shares outstanding	42,223	40,912	41,663	41,053
Add: Common Stock Equivalents	726	459	738	736
Diluted weighted average common shares outstanding	42,949	41,371	42,401	41,789
Diluted earnings per common share	$0.25	$0.14	$1.52	$0.92

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	January 31,	April 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$40,949	$47,338
Trade accounts and notes receivable, net of allowances of $5,600 and $6,432, respectively	434,801	445,771
Inventories, net	296,117	290,829
Prepaid expenses and other current assets	17,142	18,368
Total current assets	789,009	802,306
Property and equipment, net of accumulated depreciation of $149,924 and $123,583, respectively	306,472	282,349
Operating lease right-of-use assets	118,092	—
Goodwill	624,070	617,327
Intangible assets, net	386,346	429,313
Deferred income taxes	8,014	4,676
Other assets	13,274	13,583
Total assets	$2,245,277	$2,149,554
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$143,689	$173,751
Accrued compensation and employee benefits	51,256	62,858
Other accrued expenses and current liabilities	73,759	79,848
Current portion of long-term debt	48,688	42,118
Current portion of operating lease liabilities	33,131	—
Total current liabilities	350,523	358,575
Non-current liabilities:
Long-term debt, less current portion	1,020,306	1,099,077
Long-term operating lease liabilities	90,336	—
Deferred income taxes, net	12,977	10,226
Other liabilities	63,809	52,500
Total liabilities	1,537,951	1,520,378
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 42,310 and 40,375 shares issued and outstanding as of January 31, 2020 and April 30, 2019, respectively	423	404
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of January 31, 2020 and April 30, 2019	—	—
Exchangeable shares	—	29,639
Additional paid-in capital	524,313	480,113
Retained earnings	210,431	145,594
Accumulated other comprehensive loss	(27,841)	(26,574)
Total stockholders' equity	707,326	629,176
Total liabilities and stockholders' equity	$2,245,277	$2,149,554

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended
	January 31,
	2020	2019
Cash flows from operating activities:
Net income	$64,837	$39,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,215	87,329
Write-off and amortization of debt discount and debt issuance costs	2,964	2,505
Provision for losses on accounts and notes receivable	104	240
Provision for obsolescence of inventory	221	416
Effects of fair value adjustments to inventory	461	4,129
Increase in fair value of contingent consideration	1,601	535
Equity-based compensation	6,345	4,706
Gain on sale and disposal of assets	(872)	(412)
Change in fair value of financial instruments	—	6,395
Deferred income taxes	174	(18,470)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	16,561	23,243
Inventories	317	(11,576)
Prepaid expenses and other assets	4,210	(968)
Accounts payable	(30,420)	(17,856)
Accrued compensation and employee benefits	(11,729)	(3,824)
Derivative liability	—	(10,778)
Other accrued expenses and liabilities	(7,622)	446
Cash provided by operating activities	135,367	105,437
Cash flows from investing activities:
Purchases of property and equipment	(20,884)	(13,385)
Proceeds from sale of assets	1,299	910
Acquisition of businesses, net of cash acquired	(20,803)	(579,731)
Cash used in investing activities	(40,388)	(592,206)
Cash flows from financing activities:
Repayments on the revolving credit facility	(794,623)	(748,999)
Borrowings from the revolving credit facility	760,444	886,896
Payments of principal on long-term debt	(57,476)	(7,476)
Payments of principal on finance lease obligations	(17,971)	(13,923)
Borrowings from term loan amendment	—	996,840
Repayments from term loan amendment	—	(571,840)
Repurchases of common stock	—	(11,514)
Debt issuance costs	(1,286)	(7,933)
Proceeds from exercises of stock options	8,280	1,280
Other financing activities	1,261	1,355
Cash (used in) provided by financing activities	(101,371)	524,686
Effect of exchange rates on cash and cash equivalents	3	(7)
(Decrease) increase in cash and cash equivalents	(6,389)	37,910
Cash and cash equivalents, beginning of period	47,338	36,437
Cash and cash equivalents, end of period	$40,949	$74,347
Supplemental cash flow disclosures:
Cash paid for income taxes	$30,199	$16,121
Cash paid for interest	49,224	45,724

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Nine Months Ended
	January 31,	% of	January 31,	% of	January 31,	% of	January 31,	% of
	2020	Total	2019	Total	2020	Total	2019	Total
	(dollars in thousands)
Wallboard	$314,391	41.3%	$297,358	41.1%	$1,006,604	40.7%	$949,781	40.7%
Ceilings	112,768	14.8%	105,219	14.5%	364,685	14.8%	339,450	14.5%
Steel framing	118,823	15.6%	117,432	16.2%	386,811	15.7%	382,304	16.4%
Other products	215,370	28.3%	203,893	28.2%	712,357	28.8%	664,348	28.4%
Total net sales	$761,352		$723,902		$2,470,457		$2,335,883

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Net income	$10,879	$5,815	$64,837	$39,377
Interest expense	16,474	19,526	52,310	54,896
Write-off of debt discount and deferred financing fees	—	—	707	—
Interest income	(8)	(10)	(26)	(43)
Provision for income taxes	2,816	1,442	18,333	12,337
Depreciation expense	12,930	11,919	37,944	34,067
Amortization expense	16,492	18,301	50,271	53,262
EBITDA	$59,583	$56,993	$224,376	$193,896
Stock appreciation expense(a)	(347)	442	980	1,425
Redeemable noncontrolling interests(b)	(318)	(35)	326	778
Equity-based compensation(c)	1,465	1,140	5,175	2,638
Severance and other permitted costs(d)	1,700	229	3,648	5,947
Transaction costs (acquisitions and other)(e)	434	1,066	1,733	6,660
Gain on disposal of assets	(130)	(118)	(872)	(412)
Effects of fair value adjustments to inventory(f)	310	—	461	4,129
Change in fair value of financial instruments(g)	—	—	—	6,395
Secondary public offering costs(h)	—	—	363	—
Debt transaction costs(i)	—	—	—	678
EBITDA add-backs	3,114	2,724	11,814	28,238
Adjusted EBITDA	$62,697	$59,717	$236,190	$222,134

Net sales	$761,352	$723,902	2,470,457	2,335,883
Adjusted EBITDA margin	8.2%	8.2%	9.6%	9.5%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value.

(g)	Represents the mark-to-market adjustments for derivative financial instruments.

(h)	Represents costs paid to third-party advisors related to secondary offerings of our common stock.

(i)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Cash provided by operating activities	$65,440	$59,780	$135,367	$105,437
Purchases of property and equipment	(6,247)	(4,229)	(20,884)	(13,385)
Free cash flow(a)	$59,193	$55,551	$114,483	$92,052

(a)	Free cash flow is a non-GAAP financial measure that we define as net cash provided by operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Selling, general and administrative expense	$193,384	$178,180	$588,472	$548,883

Adjustments
Stock appreciation expense(a)	347	(442)	(980)	(1,425)
Redeemable noncontrolling interests(b)	318	35	(326)	(778)
Equity-based compensation(c)	(1,465)	(1,140)	(5,175)	(2,638)
Severance and other permitted costs(d)	(462)	(229)	(2,410)	(5,947)
Transaction costs (acquisitions and other)(e)	(434)	(1,066)	(1,733)	(6,660)
Gain on disposal of assets	130	118	872	412
Secondary public offering costs(f)	—	—	(363)	—
Debt transaction costs(g)	—	—	—	(678)
Adjusted SG&A	$191,818	$175,456	$578,357	$531,169

Net sales	$761,352	$723,902	$2,470,457	$2,335,883
Adjusted SG&A margin	25.2%	24.2%	23.4%	22.7%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Represents costs paid to third-party advisors related to secondary offerings of our common stock.

(g)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2020	2019	2020	2019
Income before taxes	$13,695	$7,257	$83,170	$51,714
EBITDA add-backs	3,114	2,724	11,814	28,238
Write-off of discount and deferred financing fees	—	—	707	—
Purchase accounting depreciation and amortization (1)	11,869	12,395	36,530	37,250
Adjusted pre-tax income	28,678	22,376	132,221	117,202
Adjusted income tax expense	6,453	5,035	29,750	26,370
Adjusted net income	$22,225	$17,341	$102,471	$90,832
Effective tax rate (2)	22.5%	22.5%	22.5%	22.5%

Weighted average shares outstanding:
Basic	42,223	40,912	41,663	41,053
Diluted (3)	42,949	42,500	42,577	42,918
Adjusted net income per share:
Basic	$0.53	$0.42	$2.46	$2.21
Diluted	$0.52	$0.41	$2.41	$2.12

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan.
(2)	Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts.
(3)	Diluted shares outstanding for periods prior to June 13, 2019 have been adjusted to include the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that were exchangeable for the Company’s common stock. On June 13, 2019, the holders exchanged all of the exchangeable shares for 1.1 million shares of the Company’s common stock.